SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2003

Enstar Income/Growth Program Five-B, L.P.
(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation or Organization)

000-16789	58-1713008
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. Other Items.

On February 3, 2003, Enstar Cable of Cumberland Valley, a joint venture owned 50% by Enstar Income/Growth Program Five-B, L.P. (the "Partnership") entered into a side letter amending an asset purchase agreement providing for the sale by the joint venture of that portion of the system serving communities in and around Russell Springs, Jamestown and Russell County, Kentucky (collectively, the "Cumberland system") to Cumberland Cellular, Inc. for a sale price of approximately $3,707,200 in cash, subject to closing sale price adjustments (the "Cumberland Sale"). The February 3, 2003 side letter extends the outside closing date of the Cumberland Sale until March 30, 2003 and reduces the purchase price by $70 per subscriber to $1,330 per subscriber, or a total sale price of approximately $3,521,840.

Closing of the Cumberland Sale is subject to closing sale price adjustments, regulatory approvals, customary closing conditions and approval by the limited partners of the Partnership and Enstar Income/Growth Program Five-A, L.P., the other 50% owner of Enstar Cable of Cumberland Valley.

ITEM 7. Exhibits.

Exhibit Number	Description
2.1

Letter of Amendment, dated as of February 3, 2003, between Enstar Cable of Cumberland Valley and Cumberland Cellular, Inc. (Incorporated by reference to Exhibit 2.1 to the current report on Form 8-K of Enstar Income/Growth Program Five-A, L.P. filed on February 12, 2003 (File No. 000-16779)).

2.2

Asset Purchase Agreement, dated as of October 8, 2002, by and between Enstar Cable of Cumberland Valley and Cumberland Cellular, Inc. (Incorporated by reference to Exhibit 2.2 to the quarterly report on Form 10-Q of Enstar Income/Growth Program Five-A, L.P. filed on November 12, 2002 (File No. 000-16779)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR INCOME/GROWTH PROGRAM FIVE-B, L.P.

By: ENSTAR COMMUNICATIONS CORPORATION
Corporate General Partner

Dated: February 12, 2003

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Senior Vice President and
Corporate Controller (Principal Financial Officer
and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
2.1

Letter of Amendment, dated as of February 3, 2003, between Enstar Cable of Cumberland Valley and Cumberland Cellular, Inc. (Incorporated by reference to Exhibit 2.1 to the current report on Form 8-K of Enstar Income/Growth Program Five-A, L.P. filed on February 12, 2003 (File No. 000-16779)).

2.2

Asset Purchase Agreement, dated as of October 8, 2002, by and between Enstar Cable of Cumberland Valley and Cumberland Cellular, Inc. (Incorporated by reference to Exhibit 2.2 to the quarterly report on Form 10-Q of Enstar Income/Growth Program Five-A, L.P. filed on November 12, 2002 (File No. 000-16779)).